UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2018 (June 28, 2018)

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00971	46-0937320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 292-5400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stellus Capital Investment Corporation (the “Company”) held its Annual Meeting of Shareholders on June 28, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company submitted three proposals to the vote of the shareholders, which are described in detail in the Company’s proxy statement dated April 30, 2018. As of April 5, 2018, the record date for the Annual Meeting, 15,953,811 shares of common stock were eligible to be voted.

On June 28, 2018, the proposals were submitted to the vote of the shareholders. Of the shares eligible to be voted, 9,922,039 were voted in person or by proxy in connection with the proposals.

Each of the proposals submitted to a vote of the shareholders of the Company at the Annual Meeting was approved as follows:

Proposal 1: Election of Directors

The Company’s shareholders elected Robert T. Ladd, J. Tim Arnoult and Paul Keglevic as directors to each serve for a three year term, or until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Nominee	Total Votes For	Total Votes Withheld
Robert T. Ladd	9,652,626	269,413
J. Tim Arnoult	7,989,689	1,932,350
Paul Keglevic	7,993,553	1,928,486

Proposal 2: Issuance of Shares Below Net Asset Value

The proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at an offering price that is below the Company’s then current NAV per share was approved. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions
All Shareholders	8,360,612	1,367,335	194,091
All Shareholders Excluding Affiliates*	7,502,239	1,367,335	194,091

* Of the 15,953,811 shares of the Company’s common stock eligible to vote as of the record date for the Annual Meeting, 15,095,438 shares of the Company’s common stock were held by persons or entities not affiliated with the Company.

Proposal 3: Approval of Reduced Minimum Asset Coverage

The proposal to approve the reduction of the Company’s required minimum asset coverage ratio from 200% to 150% with immediate effect was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain
7,290,636	2,413,137	218,262

Item 8.01. Other Events

At the Meeting (as disclosed above under Item 5.07), the Company’s shareholders approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company. As a result of such approval, and subject to satisfying certain ongoing disclosure requirements, effective June 28, 2018, the asset coverage ratio test applicable to the Company has been decreased from 200% to 150%, permitting the Company to double the amount of debt it may incur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2018	Stellus Capital Investment Corporation

By: /s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Chief Financial Officer